EXHIBIT 23.2

NETHERLAND, SEWELL & ASSOCIATES, INC.

November 28, 2006

Gastar Exploration Ltd.

1331 Lamar Street, Suite 1080

Houston, Texas 77010

Re: Gastar Exploration Ltd. Registration Statement on Form S-8

dated on or about December 1, 2006

Gentlemen:

As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in the Registration Statement on Form S-8 dated on or about December 1, 2006 of Gastar Exploration Ltd. of information from our reserve report dated March 10, 2006 entitled “Estimate of Reserves and Future Revenues to the Gastar Exploration Ltd. Interest in Certain Oil and Gas Properties located in the United States as of December 31, 2005, Based on Constant Prices and Costs in accordance with Securities and Exchange Commission Guidelines” and all references to our firm included in or made a part of the Gastar Exploration Ltd. Annual Report on Form 10-K for the year ended December 31, 2005.

Yours very truly, NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ C.H. (SCOTT) REES III
C.H. (Scott) Rees III, P.E. President and Chief Executive Officer